   As filed with the Securities and Exchange Commission on October 31, 2000.
                                              Registration No. 333-_____________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    ----------
                                 CV THERAPEUTICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                    45-1570294
     (STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NUMBER)

                           ---------------------------
                                3172 PORTER DRIVE
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 812-0585
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)


             CV THERAPEUTICS, INC. 2000 NONSTATUTORY INCENTIVE PLAN

                            (FULL TITLE OF THE PLAN)

                            ---------------------------
 LOUIS G. LANGE, M.D., PH.D.                                  COPY TO:
   CHIEF EXECUTIVE OFFICER                            ALAN C. MENDELSON, ESQ.
    CV THERAPEUTICS, INC.                                 LATHAM & WATKINS
      3172 PORTER DRIVE                                135 COMMONWEALTH DRIVE
 PALO ALTO, CALIFORNIA 94304                        MENLO PARK, CALIFORNIA 94025
       (650) 812-0585                                      (650) 463-4693
              (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

-----------------------------------------------------------------------------------------------------------------------------
                      CALCULATION OF REGISTRATION FEE CHART
-----------------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
  TITLE OF SECURITIES TO BE REGISTERED       AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING      REGISTRATION
                                             REGISTERED(1)          SHARE (2)            PRICE(2)                FEE
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share         250,000           $75.979736          $18,994,934            $5,014.66
-----------------------------------------------------------------------------------------------------------------------------

  (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to the employee benefit plan described herein.
  (2) Estimated for the purpose of calculating the registration fee (i) pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), on the basis of a weighted average exercise price per share for 73,900 shares subject to options previously granted at $72.50 per share and (ii) pursuant to Rule 457(c) of the Securities Act for the remaining 176,100 shares available for future grants based on the average high and low prices for the Registrant's Common Stock at $77.44 as reported on the Nasdaq National Market on October 30, 2000.






         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                                     PART II

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents, which were filed with the Securities and Exchange Commission, are incorporated by reference into this Registration
Statement:

          (a) our Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

          (b) our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000 and June 30, 2000;

          (c) our Current Reports on Form 8-K, dated February 25, 2000, March 1, 2000 and August 7, 2000; and

          (d) the description our Common Stock contained in our registration statement on Form 8-A filed on October 30, 1996.

          In addition, all documents which we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

          The validity of the issuance of the Common Stock offered in this prospectus will be passed upon for CV Therapeutics by Latham & Watkins, Menlo Park, California. Alan C. Mendelson, our Secretary, and a partner of Latham & Watkins, owns 1008 shares of our Common Stock.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Our certificate of incorporation limits the liability of our directors to the maximum extent permitted by Delaware law. Delaware law provides that a director of a corporation will not be personally liable for monetary damages for breach of such individual's fiduciary duties as a director except for liability for:

                    - any breach of such director's duty of loyalty to the corporation;

                    - any acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

                    - any unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in
                              Section 174 of the Delaware General Corporation Law; or

                    - any transaction from which a director derives an improper personal benefit.

          Our bylaws provide that we will indemnify our directors and officers and may indemnify our employees and other agents to the full extent permitted by law; PROVIDED, HOWEVER that we are not required to indemnify any director or officer in connection with any proceeding initiated by such person unless (i) such indemnification is expressly required to be made by law; (ii) the proceeding was authorized by our Board of Directors; (iii) such indemnification is provided by us, in our sole discretion, pursuant to our powers under the Delaware General Corporation Law; or (iv) such indemnification is required to be made in connection with enforcement of these indemnification procedures. Our bylaws permit us to advance expenses incurred by an indemnified party in connection with the defense of any action or proceeding arising out of such party's status or service as one of our directors, officers, employees or agents upon an undertaking by such party to repay such advances if it is ultimately determined that such party is not entitled to indemnification.

         We have entered into indemnification agreements with substantially all of our officers and directors which provide indemnification under certain circumstances for acts and omissions which may not be covered by any directors' and officers' liability insurance.

ITEM 8.           EXHIBITS

          See the Exhibit Index on Page 7.

ITEM 9.           UNDERTAKINGS

          (a)       The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                              (i)       To include any prospectus required by
Section 10(a)(3) of the Securities Act;

                              (ii)      To reflect in the prospectus any facts
or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                              (iii)     To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1993, as amended (the "Securities Act"), we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on our behalf by the undersigned thereunto duly authorized, in the city of Palo Alto, County of Santa Clara, State of California, on the 31st day of October, 2000.

                              CV THERAPEUTICS, INC.


                              By:        /s/ DANIEL K. SPIEGELMAN
                                  ---------------------------------------------
                                            Daniel K. Spiegelman
                               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                  (Principal financial and accounting officer)

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints LOUIS G. LANGE and DANIEL K. SPIEGELMAN, jointly and severally, his or her attorneys-in-fact and agents, each with power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                         TITLE                              DATE
                 ---------                                         -----                              ----

           /s/ LOUIS G. LANGE                         Chairman of the Board and Chief          October 31, 2000
---------------------------------------------               Executive Officer
        Louis G. Lange, M.D., Ph.D.                   (Principal executive officer)



          /s/ DANIEL K. SPIEGELMAN                    Senior Vice President and Chief          October 31, 2000
---------------------------------------------      Financial Officer (Principal financial
            Daniel K. Spiegelman                            and accounting officer)



          /s/ THOMAS L. GUTSHALL                                 Director                      October 31, 2000
---------------------------------------------
             Thomas L. Gutshall


           /s/ PETER BARTON HUTT                                 Director                      October 31, 2000
---------------------------------------------
             Peter Barton Hutt

           /s/ BARBARA J. MCNEIL                                  Director                     October 31, 2000
---------------------------------------------
       Barbara J. McNeil, M.D., Ph.D.


            /s/ J. LEIGHTON READ                                  Director                     October 31, 2000
---------------------------------------------
           J. Leighton Read, M.D.


         /s/ COSTA G. SEVASTOPOULOS                               Director                     October 31, 2000
---------------------------------------------
       Costa G. Sevastopoulos, Ph.D.


            /s/ R. SCOTT GREER                                    Director                     October 31, 2000
---------------------------------------------
               R. Scott Greer

                                INDEX TO EXHIBITS

    EXHIBIT                       DESCRIPTION
    -------                       -----------

      4.1        CV Therapeutics, Inc. 2000 Nonstatutory Incentive Plan

      5.1        Opinion of Latham & Watkins.

     23.1        Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

     23.2        Consent of Ernst & Young LLP, Independent Auditors.

     24.1 Power of Attorney (included on the signature page to this Registration Statement).